Exhibit 99.1

Key Energy Services, Inc.	May 8, 2019
1301 McKinney Street Suite 1800 Houston, TX 77010
Contact: Marshall Dodson 713-651-4403

FOR IMMEDIATE RELEASE
Key Energy Services Reports First Quarter 2019 Earnings

HOUSTON, TX, May 8, 2019 - Key Energy Services, Inc. (“Key” or the “Company”) reported first quarter 2019 consolidated revenues of $109.3 million and a net loss of $23.4 million, or $(1.15) per share as compared to consolidated revenues of $117.3 million and a net loss of $23.1 million, or $(1.14) per share for the fourth quarter of 2018. The results for the first quarter of 2019 include expenses of $0.7 million, or $0.04 per share, associated with certain equity awards, and loss on the sale of assets of $0.4 million, or $0.02 per share. Excluding these items, the Company reported a net loss of $22.3 million, or $(1.09) per share for the first quarter of 2019. The results for the fourth quarter of 2018 include expenses of $1.3 million, or $0.06 per share, associated with certain equity awards, and gains on sale of assets of $2.2 million, or $0.11 per share. Excluding these items, the Company reported a net loss of $24.0 million, or $(1.19) per share for the fourth quarter of 2018.
Overview and Outlook
Key’s President and Chief Executive Officer, Rob Saltiel, stated, “Our results in the first quarter of 2019 benefited from generally higher service prices and further reductions in our cost structure, offset in part by a slow start to completions activity, significant weather impacts and the payment of employment-related taxes. With higher oil prices and the seasonal improvements in weather and daylight hours, we expect our activity to improve across all business segments in the second quarter.”
Financial Overview
The following table sets forth summary data for the first quarter of 2019 and prior comparable quarterly periods (in millions, except per share amounts, unaudited):

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Revenues	$109.3	$117.3	$125.3
Net loss	(23.4)	(23.1)	(25.0)
Diluted loss per share	(1.15)	(1.14)	(1.23)
Adjusted EBITDA	0.9	3.9	0.7

May 8, 2019

First Quarter Segment Results
First quarter 2019 Rig Services revenues were $65.0 million as compared to fourth quarter 2018 revenues of $69.1 million, with first quarter 2019 rig hours of approximately 151,300 hours. The decline in revenues was due to the slow start in completion activity, a lower oil price environment and weather effects, which continued until late in the quarter. The segment generated operating income of $4.5 million (6.9% of revenues) and Adjusted EBITDA of $11.6 million (17.8% of revenue) in the first quarter of 2019 as compared to operating income of $4.1 million (5.9% of revenues) and Adjusted EBITDA of $11.0 million (16.0% of revenue) in the fourth quarter of 2018. Cost structure reductions and improved pricing benefited margins and offset the impact of lower activity.
First quarter 2019 Fluid Management Services revenues were $19.0 million as compared to the fourth quarter 2018 revenues of $20.8 million. The segment generated operating income of $0.1 million and Adjusted EBITDA of $2.2 million (11.6% of revenue) in the first quarter of 2019 as compared to an operating loss of $1.3 million and Adjusted EBITDA of $1.9 million (9.3% of revenue) in the fourth quarter of 2018. The quarter on quarter profitability improvement was due largely to lower repair and maintenance costs and the Company’s relocation of assets into markets with better economics.
First quarter 2019 Fishing & Rental Services revenues were $14.6 million as compared to fourth quarter 2018 revenues of $16.9 million. The segment generated an operating loss of $1.1 million and Adjusted EBITDA of $2.7 million (18.4% of revenue) in the first quarter of 2019 as compared to an operating loss of $1.2 million and Adjusted EBITDA of $4.4 million (26.0% of revenue) in the fourth quarter of 2018. Fishing and Rental Services’ operating loss benefited from lower depreciation expense, which offset the impact of lower activity. However, lower activity negatively impacted Adjusted EBITDA quarter on quarter.
First quarter 2019 Coiled Tubing Services revenues were $10.7 million as compared to fourth quarter 2018 revenues of $10.5 million. Utilization of large diameter coiled tubing units was fairly flat quarter on quarter. The segment generated an operating loss of $2.1 million and negative Adjusted EBITDA of $0.8 million ((7.8) % of revenue) in the first quarter of 2019 as compared to an operating loss of $2.3 million and negative Adjusted EBITDA of $0.9 million ((8.8) % of revenue) in the fourth quarter of 2018.

May 8, 2019

General and Administrative Expenses
General and Administrative (G&A) expenses were $22.1 million for the first quarter of 2019 compared to $20.3 million in the prior quarter. G&A expenses in the first quarter of 2019 include higher unemployment taxes, incentive compensation and 401K matching. First quarter 2019 G&A expenses included $0.7 million of stock-based compensation expense as compared to $1.3 million of stock-based compensation expense for the fourth quarter of 2018.
Liquidity
As of March 31, 2019, Key had total liquidity of $57.3 million, consisting of $35.7 million in unrestricted cash and $21.6 million of borrowing capacity available under the Company’s $100.0 million asset-based loan facility. This compares to total liquidity at December 31, 2018 of $74.3 million, consisting of $50.3 million in unrestricted cash and $24.0 million of borrowing capacity available under the Company’s $100.0 million asset-based loan facility. As previously disclosed, on April 5, 2019, the Company amended its asset-based loan facility, reducing the applicable margin on borrowings among other changes with total commitments from lenders unchanged. The Company has no outstanding borrowings under its $100.0 million asset-based loan facility. Capital expenditures for the first quarter of 2019 were $5.0 million with $2.4 million in asset sale proceeds for the same period.
Conference Call Information
As previously announced, Key management will host a conference call to discuss its first quarter 2019 financial results on Thursday, May 9, 2019 at 10:00 a.m. CDT. Callers from the U.S. and Canada should dial 888-794-4637 to access the call. International callers should dial 352-204-8973. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 6647718. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.”
A telephonic replay of the conference call will be available on Thursday, May 9, 2019, beginning approximately two hours after the completion of the conference call and will remain available for two weeks. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 6647718. The replay will also be accessible at www.keyenergy.com under “Investor Relations” for a period of at least 90 days.

May 8, 2019

Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
REVENUES	$109,273	$117,253	$125,316
COSTS AND EXPENSES:
Direct operating expenses	88,194	92,335	98,211
Depreciation and amortization expense	14,296	19,758	20,356
General and administrative expenses	22,095	20,273	24,574
Operating loss	(15,312)	(15,113)	(17,825)
Interest expense, net of amounts capitalized	9,233	8,738	8,144
Other income, net	(1,142)	(382)	(1,007)
Loss before income taxes	(23,403)	(23,469)	(24,962)
Income tax (expense) benefit	(38)	391	(1)
NET LOSS	$(23,441)	$(23,078)	$(24,963)
Loss per share:
Basic and diluted	$(1.15)	$(1.14)	$(1.23)
Weighted average shares outstanding:
Basic and diluted	20,369	20,297	20,218

May 8, 2019

Segment Revenue and Operating Income (in thousands, except for percentages, unaudited):

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Revenues
Rig Services	$65,026	$69,056	$70,304
Fishing & Rental Services	14,587	16,890	13,835
Coiled Tubing Services	10,673	10,500	18,423
Fluid Management Services	18,987	20,807	22,754
Consolidated Total	$109,273	$117,253	$125,316

Operating Income (Loss)
Rig Services	$4,456	$4,078	$2,950
Fishing & Rental Services	(1,123)	(1,170)	(3,952)
Coiled Tubing Services	(2,138)	(2,302)	3,932
Fluid Management Services	109	(1,348)	(3,064)
Functional Support	(16,616)	(14,371)	(17,691)
Consolidated Total	$(15,312)	$(15,113)	$(17,825)

Operating Income (Loss) % of Revenues
Rig Services	6.9%	5.9%	4.2%
Fishing & Rental Services	(7.7)%	(6.9)%	(28.6)%
Coiled Tubing Services	(20.0)%	(21.9)%	21.3%
Fluid Management Services	0.6%	(6.5)%	(13.5)%
Consolidated Total	(14.0)%	(12.9)%	(14.2)%

May 8, 2019

Following is a reconciliation of net loss as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA and Adjusted EBITDA as required under Regulation G of the Securities Exchange Act of 1934.
Reconciliations of EBITDA and Adjusted EBITDA to net loss (in thousands, except for percentages, unaudited):

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net loss	$(23,441)	$(23,078)	$(24,963)
Income tax expense (benefit)	38	(391)	1
Interest expense, net of amounts capitalized	9,233	8,738	8,144
Interest income	(323)	(241)	(184)
Depreciation and amortization	14,296	19,758	20,356
EBITDA	$(197)	$4,786	$3,354
% of revenues	(0.2)%	4.1%	2.7%

Stock-based compensation	732	1,286	2,056
(Gain) loss on sales of assets	363	(2,216)	(4,737)
Adjusted EBITDA	$898	$3,856	$673
% of revenues	0.8%	3.3%	0.5%

Revenues	$109,273	$117,253	$125,316

	Three Months Ended March 31, 2019
	Rig Services	Fishing and Rental Services	Coiled Tubing Services	Fluid Management Services	Functional Support	Total
Net income (loss)	$4,469	$(1,124)	$(2,153)	$106	$(24,739)	$(23,441)
Income tax benefit	—	—	—	—	38	38
Interest expense, net of amounts capitalized	10	7	16	11	9,189	9,233
Interest income	—	—	—	—	(323)	(323)
Depreciation and amortization	5,989	4,150	1,256	2,441	460	14,296
EBITDA	$10,468	$3,033	$(881)	$2,558	$(15,375)	$(197)
% of revenues	16.1%	20.8%	(8.3)%	13.5%	—%	(0.2)%

Stock-based compensation	70	2	37	4	619	732
(Gain) loss on sales of assets	1,069	(352)	13	(367)	—	363
Adjusted EBITDA	$11,607	$2,683	$(831)	$2,195	$(14,756)	$898
% of revenues	17.8%	18.4%	(7.8)%	11.6%	—%	0.8%

Revenues	$65,026	$14,587	$10,673	$18,987	$—	$109,273

May 8, 2019

	Three Months Ended December 31, 2018
	Rig Services	Fishing and Rental Services	Coiled Tubing Services	Fluid Management Services	Functional Support	Total
Net income (loss)	$4,105	$(1,164)	$(2,300)	$(1,341)	$(22,378)	$(23,078)
Income tax benefit	—	—	—	—	(391)	(391)
Interest expense, net of amounts capitalized	—	—	—	—	8,738	8,738
Interest income	—	—	—	—	(241)	(241)
Depreciation and amortization	7,650	5,704	1,336	4,510	558	19,758
EBITDA	$11,755	$4,540	$(964)	$3,169	$(13,714)	$4,786
% of revenues	17.0%	26.9%	(9.2)%	15.2%	—%	4.1%

Stock-based compensation	24	45	64	—	1,153	1,286
Gain loss on sales of assets	(757)	(193)	(27)	(1,239)	—	(2,216)
Adjusted EBITDA	$11,022	$4,392	$(927)	$1,930	$(12,561)	$3,856
% of revenues	16.0%	26.0%	(8.8)%	9.3%	—%	3.3%

Revenues	$69,056	$16,890	$10,500	$20,807	$—	$117,253

	Three Months Ended March 31, 2018
	Rig Services	Fishing and Rental Services	Coiled Tubing Services	Fluid Management Services	Functional Support	Total
Net loss	$3,006	$(3,945)	$3,932	$(3,028)	$(24,928)	$(24,963)
Income tax expense	—	—	—	—	1	1
Interest expense, net of amounts capitalized	—	—	—	—	8,144	8,144
Interest income	—	—	—	—	(184)	(184)
Depreciation and amortization	7,787	5,754	1,172	5,179	464	20,356
EBITDA	$10,793	$1,809	$5,104	$2,151	$(16,503)	$3,354
% of revenues	15.4%	13.1%	27.7%	9.5%	—%	2.7%

Stock-based compensation	224	—	88	—	1,744	2,056
Gain on sales of assets	(1,648)	(117)	(2,923)	(49)	—	(4,737)
Adjusted EBITDA	$9,369	$1,692	$2,269	$2,102	$(14,759)	$673
% of revenues	13.3%	12.2%	12.3%	9.2%	—%	0.5%

Revenues	$70,304	$13,835	$18,423	$22,754	$—	$125,316

“EBITDA” is defined as income or loss attributable to Key before interest, taxes, depreciation, and amortization.

May 8, 2019

“Adjusted EBITDA” is EBITDA as further adjusted for certain non-recurring or extraordinary items such as impairment expense, severance expense, loss on debt extinguishment, gains or losses on asset sales, asset retirements and impairments, and certain non-recurring transaction or other costs.

EBITDA and Adjusted EBITDA are non-GAAP measures that are used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

Normalized operating loss is a non-GAAP financial measure and is defined as operating loss plus or minus certain items such as impairment expense, severance expense, FCPA settlement costs and FCPA investigation costs. Normalized operating loss is used as a supplemental financial measure by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, primarily to compare the Company’s core operating and financial performance from period to period without regard to the many non-cash accounting charges or unusual expenses that have impacted the Company’s GAAP operating income and net income due to the severe downturn in the company’s business.

EBITDA, Adjusted EBITDA and normalized operating income have limitations as analytical tools and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA, Adjusted EBITDA and normalized operating income exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations in using normalized operating loss as an analytical tool include that normalized operating loss excludes certain cash costs and losses actually incurred by the Company. Limitations to using EBITDA and Adjusted EBITDA as an analytical tool include:

•	EBITDA and Adjusted EBITDA do not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt;

•	EBITDA and Adjusted EBITDA do not reflect income taxes;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

May 8, 2019

•	Other companies in Key’s industry may calculate EBITDA and Adjusted EBITDA differently than Key does, limiting their usefulness as a comparative measure; and

•
EBITDA and Adjusted EBITDA are a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

May 8, 2019

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections and its management’s beliefs and assumptions concerning future events and financial trends affecting its financial condition and results of operations. In some cases, you can identify these statements by terminology such as “may,” “will,” “should,” “predicts,” “expects,” “believes,” “anticipates,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements. In evaluating those statements, you should carefully consider the information above as well as the risks outlined in “Item 1A. Risk Factors,” in Key’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other reports Key files with the Securities and Exchange Commission.

Key undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release except as required by law. All of Key’s written and oral forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

Important factors that may affect Key’s expectations, estimates or projections include, but are not limited to, the following: conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies; volatility in oil and natural gas prices; Key’s ability to implement price increases or maintain pricing on its core services; risks that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed in its businesses; industry capacity; asset impairments or other charges; the periodic low demand for Key’s services and resulting operating losses and negative cash flows; Key’s highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; significant costs and potential liabilities resulting from compliance with applicable laws, including those resulting from environmental, health and safety laws and regulations, specifically those relating to hydraulic fracturing, as well as climate change legislation or initiatives; Key’s historically high employee turnover rate and its ability to replace or add workers, including executive officers and skilled workers; Key’s ability to incur debt or long-term lease obligations; Key’s ability to implement technological developments and enhancements; severe weather impacts on Key’s business, including hurricane activity; Key’s ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; Key’s ability to achieve the benefits expected from disposition transactions; the loss of one or more of Key’s larger customers; Key’s ability to generate sufficient cash flow to meet debt service obligations; the amount of Key’s debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its current debt agreements; an increase in Key’s debt service obligations due to variable rate indebtedness; Key’s inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); Key’s ability to respond to changing or declining market conditions, including Key’s ability to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; Key’s ability to maintain sufficient liquidity; the adverse impact of litigation; and other factors affecting Key’s business described in “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2018, and other reports Key files with the Securities and Exchange Commission.

About Key Energy Services
Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States.